SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of report (Date of Earliest Event Reported): December 18, 1997






                               TRANSIT GROUP, INC.
             (Exact name of Registrant as specified in its charter)





  Florida                           33-30123-A               59-2576629
 (State or other              (Commission File No.)        (IRS Employer
  jurisdiction of                                           Identification No.)
  incorporation or
  organization)







                              2859 Paces Ferry Road
                                   Suite 1740
                             Atlanta, Georgia 30339
          (Address of principal executive offices, including zip code)

                                 (770) 444-0240
              (Registrant's telephone number, including area code)

ITEM 5.   OTHER EVENTS

           On December 18, 1997, the Registrant, as Guarantor, and Carroll Fulmer & Company, Inc., Carolina Pacific Distributors, Inc., Capitol Warehouse, Inc. and Service Express, Inc. (collectively, the "Co-Borrowers") entered into an Advised Revolving Line of Credit Agreement with AmSouth Bank (the "Lender") for a revolver/term credit facility of up to $20 million. The credit facility provides for LIBOR or prime-rate pricing options, is secured by accounts receivable by the Co-Borrowers and expires in May 2000. The credit facility will immediately be used to retire approximately $5 million outstanding in a line of credit issued to one of the Registrant's operating subsidiaries. In addition, the credit facility will support the Registrant's acquisition program and working capital needs.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

                 (c)   Exhibits

                 99.1 Advised Revolving Line of Credit Agreement dated as of December 18, 1997, as amended by Amendment to Advised Revolving Line of Credit Agreement dated as of January 14, 1998, by and among the Lender, the Co-Borrowers and the Registrant.

                 99.2 Revolving Credit Note dated as of December 18, 1997, by and among the Lender and the Co-Borrowers.

                 99.3 Security Agreement dated as of December 18, 1997, by and among the Lender and the Co-Borrowers.

                 99.4 Joinder to Advised Revolving Line of Credit Agreement and Joinder to Security Agreement dated as of January 14, 1998 by Rainbow Trucking Services, Inc.

                 99.5  Press Release.

                                    SIGNATURE

           Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         TRANSIT GROUP, INC.



Date: February 10, 1998                  /s/ Philip A. Belyew
                                         --------------------
                                         Philip A. Belyew
                                         President and Chief Executive Officer